Exhibit 99.2

Certification of

Chief Financial Officer

of Granite Broadcasting Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2002 of Granite Broadcasting Corporation (the “Issuer”).

I, Ellen McClain, the Chief Financial Officer of Issuer certify that to the best of my knowledge:

(i)         the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)           the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 14, 2002.
	/s/	ELLEN McCLAIN
Ellen McClain
Chief Financial Officer